                                                                       Exhibit 1

                            ARTICLES OF INCORPORATION

                                       OF

                          GABELLI INVESTOR FUNDS, INC.

                                    * * * * *

                                    ARTICLE I

         THE UNDERSIGNED, John B. Frisch, whose post office address is 10 Light Street, Baltimore Maryland 21202, being at least eighteen (18) years of age, hereby forms a corporation under and by virtue of the Maryland General Corporation Law.

                                   ARTICLE II

                                      NAME
                                      ----

         The name of the Corporation is GABELLI INVESTOR FUNDS, INC. (the "Corporation").

                                   ARTICLE III

                               PURPOSES AND POWERS
                               -------------------

         The purposes for which the Corporation is formed are to act as an investment company under the federal Investment Company Act of 1940 as amended (the "1940 Act"), and to exercise and enjoy all of the general powers, rights and privileges granted to, or conferred upon, corporations by the Maryland General Corporation Law now or hereafter in force.

                                   ARTICLE IV

                       PRINCIPAL OFFICE AND RESIDENT AGENT
                       -----------------------------------

         The post office address of the principal office of the Corporation in the State of Maryland is c/o The

Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, a corporation of the State of Maryland, and the post office address of the resident agent is 32 South Street, Baltimore, Maryland 21202.

                                    ARTICLE V

                                  CAPITAL STOCK
                                  -------------

         (1) The total number of shares of stock of all classes which the Corporation shall have authority to issue is One Billion (1,000,000,000) all of which stock shall have a par value of one-tenth of one cent ($.001) per share. The aggregate par value of all authorized shares of stock of the Corporation is One Million Dollars ($1,000,000).

         (2) (a) The Board of Directors of the Corporation is authorized to classify or to reclassify, from time to time, any unissued shares of stock of the Corporation, whether now or hereafter authorized, by setting, changing or eliminating the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, and qualifications or terms and conditions of or rights to require redemption of the stock and, pursuant to such classification or reclassification, to increase or decrease the number of authorized shares of any class, but the number of shares of any class shall not be reduced by the Board of Directors below the number of shares thereof then outstanding.

         (b) Without limiting the generality of the foregoing, the dividends and distributions of investment income and capital gains with respect to the stock of the Corporation, and with respect to each class that hereafter may be created, shall be in such amount as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary from class to class to such extent and for such purposes as the Board of Directors may deem appropriate, including, but not limited to, the purpose of complying with requirements of regulatory or legislative authorities.

         (c) Without limiting the generality of the foregoing, the Board of Directors may designate, from

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time to time, any unissued shares of stock of the Corporation, whether now or hereafter authorized, as a class or classes or a number of series of preferred or special stock that is excluded from the definition of "senior security" set forth in section 18(g) of the 1940 Act (or in any successor statute).

         (3) Until such time as the Board of Directors shall provide otherwise pursuant to the authority granted in section (2) of this Article V, all of shares of the authorized shares of the Corporation are designated as The Gabelli Six Plus Fund Stock ("Six Plus Stock"). Shares of the Six Plus Stock and the holders thereof, and shares of any class or series of the type referred to in subsection (c) of section (2) of this Article V and the holders thereof, shall be subject to the following provisions, provided, however, that if no shares of any class or series of the type referred to in subsection (c) of section (2) of this Article V are outstanding, the shares of the Six Plus Stock and the holders thereof shall nevertheless be subject to the following provisions except to the extent that such provisions are by their terms applicable only when shares of two or more classes are outstanding.

         (a) As more fully set forth hereafter, the assets and liabilities and the income and expenses of each class of the Corporation's stock shall be determined separately and, accordingly, the net asset value, the distributions payable to holders, and the amounts distributable in the event of dissolution of the Corporation to holders, of shares of the Corporation's stock may vary from class to class. Except for these differences and certain other differences hereafter set forth, each class of the Corporation's stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of and rights to require redemption.

         (b) All consideration received by the Corporation for the issue or sale of shares of a class of the Corporation's stock, together with all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be (collectively referred to as "assets belonging to" that

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class), shall irrevocably belong to that class for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. For purposes of the preceding sentence, the assets of any corporation or business trust merged with and into the Corporation pursuant to a merger in which the Corporation is the surviving corporation shall be deemed to be assets belonging to that class of the Corporation's stock the shares of which are issued by the Corporation pursuant to the merger.

         (c) For purposes of determining the net asset value per share of stock of a class, the assets belonging to such class of the Corporation's stock shall be charged with the liabilities of the Corporation with respect to that class and with that class' share of the liabilities of the Corporation not attributable to any particular class, in the latter case in the proportion that the net asset value of that class (determined without regard to such liabilities) bears to the net asset value of all classes of the Corporation's stock (determined without regard to such liabilities) as determined in accordance with procedures adopted by the Board of Directors. The determination of the Board of Directors shall be conclusive as to the allocation of liabilities, including accrued expenses and reserves, and assets to a particular class or classes. The liabilities of any corporation or business trust merged with and into the Corporation pursuant to a merger in which the Corporation is the surviving corporation shall be charged to that class of the Corporation's stock the shares of which are issued by the Corporation pursuant to the merger.

         (d) Each holder of stock of the Corporation, upon request to the Corporation (accompanied by surrender of the appropriate stock certificate or certificates in proper form for transfer, if any certificates have been issued to represent such shares) shall be entitled to require the Corporation to redeem, to the extent that the Corporation may lawfully effect such redemption under the laws of the State of Maryland and the federal securities laws but subject to any right of the Corporation to postpone or suspend such right of redemption pursuant to the federal securities laws, all or any part of the shares of stock standing in the name of such holder on the books of the Corporation at a price per share equal to the net asset value per share.

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         (e) Payment by the Corporation for shares of stock of the Corporation surrendered to it for redemption shall be made by the Corporation within seven business days of such surrender out of the funds legally available therefor, provided that the Corporation may suspend the right of the holders of stock of the Corporation to redeem shares of stock and may postpone the right of such holders to receive payment for any shares when permitted or required to do so by applicable statutes or regulations. Payment of the aggregate price of shares surrendered for redemption may be made in cash or, at the option of the Corporation, wholly or partly in such portfolio securities or other assets of the Corporation as the Corporation shall select.

         (f) The right of any holder of stock of the Corporation redeemed by the Corporation as provided in subsection (d) of this section (3) to receive dividends thereon and all other rights of such holder with respect to such shares shall terminate at the time as of which the purchase or redemption price of such shares is determined, except the right of such holder to receive (i) the redemption price of such shares from the Corporation or its designated agent and
(ii) any dividend or distribution to which such holder had previously become entitled as the record holder of such shares on the record date for such dividend or distribution.

         (g) The Corporation shall have the power to redeem shares of any series at a redemption price determined in accordance with subsection (d) of this section (3) if at any time the total investment in such account does not have a value of at least $500. In the event the Corporation determines to exercise its power to redeem Shares provided in this subsection (g), the Shareholder shall be notified that the value of his account is less than the applicable minimum amount and shall be allowed 30 days to make an appropriate investment before such mandatory redemption is processed.

         (h) The Corporation shall be entitled to purchase shares of its stock, to the extent that the Corporation may lawfully effect such purchase under the laws of the State of Maryland, upon such terms and conditions and for such consideration as the Board of Directors shall deem advisable, at a price not exceeding the net asset value per share.

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         (i) The net asset value of each share of each class of the
Corporation's stock issued and sold or redeemed or purchased at net asset value shall be the current net asset value per share of the shares of that class as determined in accordance with procedures adopted from time to time by the Board of Directors which comply with the 1940 Act with such current net asset value to be based on the assets belonging to each such class less the liabilities charged to each such class.

         (i) in the absence of any specification as to the purpose for which shares of stock of the Corporation are redeemed or purchased by it, all shares so redeemed or purchased shall be deemed to be retired in the sense contemplated by the laws of the State of Maryland and the number of the authorized shares of stock of the Corporation shall not be reduced by the number of any shares redeemed or purchased by it. Until their classification is changed in accordance with section (2) of this Article V, all shares so redeemed or purchased shall continue to belong to the same class or series to which they belonged at the time of their redemption or purchase.

         (k) Shares of each class of stock shall be entitled to such dividends or distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors, acting in its sole discretion, with respect to such class, provided that dividends or distributions shall be paid on shares of a class of stock only out of lawfully available assets belonging to that class.

         (1) in the event of the liquidation or dissolution of the Corporation, the stockholders of a class of the Corporation's stock shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to stockholders, the assets belonging to that class. The assets so distributable to the stockholders of a class shall be distributed among such stockholders in proportion to the number of shares of that class held by them and recorded on the books of the Corporation. In the event that there are any assets available for distribution that are not attributable to any particular class of stock, such assets shall be allocated to all classes in proportion to the net assets of the respective classes and then distributed to the holders of stock of each class in proportion to the number of shares of that class held by the respective holders.

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         (m) on each matter submitted to a vote of the stockholders for approval, each holder of a share of stock shall be entitled to one vote for each such share standing in his name on the books of the Corporation irrespective of the class or series thereof, and all shares of all classes or series shall vote as a single class or series ("Single Class Voting"); provided, however, that (a) as to any matter with respect to which a separate vote of any class or series is required by the 1940 Act or by the Maryland General Corporation Law, such requirement as to a separate vote by that class or series shall apply in lieu of Single Class Voting as described above; (b) in the event that the separate vote requirements referred to in (a) above apply with respect to one or more classes of series, then, subject to (c) below, the shares of all other classes or series shall vote as a single class or series; and (c) as to any matter which does not affect the interest of all classes or series, only the holders of shares of the one or more affected classes or series shall be entitled to vote.

         (n) The Corporation may issue shares of stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation, but excluding the right to receive a stock certificate representing fractional shares.

         (4) All persons who shall acquire stock or other securities of the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation, as from time to time amended.

                                   ARTICLE VI

                        PROVISIONS FOR DEFINING, LIMITING
                        AND REGULATING CERTAIN POWERS OF
                      THE CORPORATION AND OF THE DIRECTORS
                                AND STOCKHOLDERS
                      ------------------------------------

         (1) The number of directors of the Corporation shall be two (2), which number may be altered by and pursuant to the By-Laws of the Corporation but shall

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never be less than two nor more than fifteen. The names of the persons who shall act as directors until the first stockholders meeting and until their successors are duly elected and qualify are:

                    Mario J. Gabelli; and
                    Bruce N. Alpert.

         The term of office for a director is until the next annual meeting of stockholders at which directors are elected or until death, resignation, retirement or reelection, or until a successor is elected and qualified. In no case shall a decrease in the number of directors shorten the term of any incumbent director. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the entire Board of Directors, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, whether or not sufficient to constitute a quorum, or by a sole remaining director. A director elected by the Board of Directors to fill any vacancy in the Board of Directors shall serve until the next meeting of stockholders and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. At any meeting of stockholders, stockholders shall be entitled to elect directors to fill any vacancies in the Board of Directors that have arisen since the preceding meeting of stockholders (whether or not any such vacancy has been filled by election of a new director by the Board of Directors) and any director so elected by the stockholders shall hold office until the next meeting of stockholders or until death, resignation or retirement or until a successor is elected and qualified. A director may be removed for cause or without cause, and only by action of the stockholders taken by the holders of at least a majority of the shares of capital stock then entitled to vote in an election of directors.

         (2) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of capital stock, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations as may be set forth in these Articles of Incorporation or

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in the By-Laws of the Corporation or in the Maryland General Corporation Law.

         (3) Each director and each officer of the Corporation shall be indemnified by the Corporation to the full extent permitted by the Maryland General Corporation Law, subject to the requirements of the 1940 Act that such indemnity shall not protect such person against any liability to the Corporation or a stockholder to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

         (4) The Board of Directors of the Corporation shall have the exclusive authority to make, alter or repeal from time to time any of the By-Laws of the Corporation except any particular By-Law which is specified as not subject to alteration or repeal by the Board of Directors, subject to the requirements of the 1940 Act.

         (5) The Board of Directors may designate, from time to time, the location of the offices of the Corporation.

                                   ARTICLE VII

                           DENIAL OF PREEMPTIVE RIGHTS
                           ---------------------------

         No stockholder of the Corporation shall by reason of his holding shares of capital stock have any preemptive or preferential right to purchase or subscribe to any shares of capital stock of the Corporation, now or hereafter authorized, or any notes, debentures, bonds or other securities convertible into shares of capital stock, now or hereafter to be authorized, whether or not the issuance of any such shares of capital stock, or notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of such shareholder; and the Board of Directors may issue shares of any class of capital stock of the Corporation, or any notes, debentures, bonds, other securities convertible into shares of any class of capital stock of the Corporation, either whole or in part, to the existing stockholders for such lawful consideration and on such terms as the Board of Directors, in its sole discretion, may determine.

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                                  ARTICLE VIII

                         MAJORITY VOTES OF STOCKHOLDERS
                         ------------------------------

         Except as otherwise provided in these Articles of Incorporation or as required under the 1940 Act, and notwithstanding any provision of the Maryland General Corporation Law requiring approval by the stockholders of any action by the affirmative vote of a greater proportion than a majority of the votes entitled to be cast upon the matter, any such action may be taken or authorized upon the concurrence of a majority of the number of votes entitled to be cast thereon.

                                   ARTICLE IX

                              DETERMINATION BINDING
                              ---------------------

         Any determination made in good faith, so far as accounting matters are involved, in accordance with accepted accounting practice by or pursuant to the authority of the direction of the Board of Directors; as to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created, shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price of any security owned by the Corporation or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of these Articles of

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Incorporation shall be effective to (a) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the 1940 Act, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder or (b) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                    ARTICLE X

                        PRIVATE PROPERTY OF STOCKHOLDERS
                        --------------------------------

         The private property of stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

                                   ARTICLE XI

                               PERPETUAL EXISTENCE
                               -------------------

         The duration of the Corporation shall be perpetual.

                                   ARTICLE XII

                                    AMENDMENT
                                    ---------

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. All amendments shall require the affirmative vote of a majority of the Corporation's outstanding stock entitled to vote.

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         IN WITNESS WHEREOF, the undersigned incorporator of GABELLI INVESTOR
FUNDS, INC. hereby executes the foregoing Articles of Incorporation and acknowledges the same to be his act and further acknowledges that, to the best of his knowledge, the matters and facts set forth therein are true in all material respects under the penalties of perjury.

         Dated the 30th day of October, 1992.


                                                  /s/ JOHN B. FRISCH
                                                  ----------------------------
                                                  John B. Frisch

                                       12
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         RESOLVED, that the Actions of the Board of Directors taken by unanimous consent as of October 30, 1992 and the actions taken by the officers of the Corporation pursuant thereto, be and they hereby are, ratified, approved, confirmed and accepted in all respects.

                      ACTION BY UNANIMOUS WRITTEN CONSENT

                               OF DIRECTOR IN LIEU

                                       OF

                      A MEETING OF THE BOARD OF DIRECTORS

                                       OF

                          GABELLI INVESTOR FUNDS, INC.

         The undersigned, being the directors of Gabelli Investors Funds, Inc., a Maryland corporation (the "Fund"), acting pursuant to the authority of Section 2-408(c) of the Maryland General Corporation Law, hereby consent to the adoption of the following resolutions and approve and adopt such resolutions with the same force and effect as if they had been approved and adopted at a duly convened meeting of the board of directors of the Fund and direct that this Action by Unanimous Written Consent be filed with the minutes of proceedings of the board of directors:

         WHEREAS, the Articles of Incorporation in the form attached hereto as Exhibit A have been submitted to the Maryland State Department of Assessments and Taxation, and have been filed and accepted as of October 30, 1992, be it

         RESOLVED, that the Articles of Incorporation in all respects be, and they hereby are, ratified, approved, confirmed and accepted as the Articles of Incorporation of this Fund and the Secretary is instructed to cause a complete and accurate copy of the same to be inserted in the Fund's minute book; and further
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         RESOLVED, that the adoption of the By-Laws in the form attached hereto as Exhibit B be, and it hereby is, ratified, approved, confirmed and accepted in all respects as and for the By-Laws of this Fund; and further

         RESOLVED, that the number of directors shall initially be two; and further

         RESOLVED, that the principal office of this Fund in Maryland shall be located at c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202, as so stated in the Articles of Incorporation and the resident agent of the Fund shall be The Corporation Trust Incorporated; and further

         RESOLVED, that said agent shall act under the direction and supervision of counsel of the Fund in all matters arising out of or pertaining to said agency; and further

         RESOLVED, that offices of the Fund be established and maintained at One Corporate Center, Rye, New York, and that meetings of the board of directors from time to time may be held either at the principal office of the Fund, or at offices in the City of New York, or elsewhere, as the board of directors shall from time to time order; and further

         RESOLVED, that the Secretary of the Fund be, and hereby is, authorized and directed to procure all corporate books of account and stockholder records in which shall be recorded, among other things, the names and addresses of stockholders and the number of shares owned by each and such other matters required by the laws of the State of Maryland or necessary or appropriate in connection with the organization or business of the Fund; and further

         RESOLVED, that the Treasurer of the Fund be and hereby is, authorized to pay all charges and expenses incident to or arising out of the organization of this Fund and to reimburse any person who has made any disbursements therefor; and further

         RESOLVED, that the fiscal year of the Fund shall commence on the 1st of January and terminate on the 31st of December of each year; and further

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         RESOLVED, that the proposed corporate seal, an impression of which is affixed to this page in the margin opposite this resolution, be, and it hereby is, adopted as and for the corporate seal of the Fund; and further

         RESOLVED, that any person, firm or corporation may rely upon the aforesaid facsimile signatures and corporate seal when properly imprinted on the certificates of Common Stock and that any such facsimile signatures and corporate seal so relied upon shall be valid, effectual and binding upon the Fund as if the same had in fact been executed or impressed manually by a duly authorized officer or agent of the Fund acting on its behalf; and further

         RESOLVED, that each of the following individuals be, and hereby is, appointed to the office set forth opposite his or her name to serve at the pleasure of the board of directors and until his or her successor is appointed and qualified or until his earlier resignation or removal:

Mario Gabelli                President and
                             Chief Investment Officer

Bruce N. Alpert              Vice President
                             and Treasurer

J. Hamilton Crawford, Jr.    Secretary

Salvatore Muoio              Vice President-Research

Ernest G. Wiggins, Jr.       Vice President-Portfolio

and further

         RESOLVED, that the capital account of the Fund be credited by $.001 per share from the proceeds of the sale of Common Stock, par value $.001 per share, of the Fund authorized by the preceding resolution and that the balance of such proceeds be credited to surplus; and further

         RESOLVED, that the Fund retain Skadden, Arps, Slate, Meagher & Flom to act as counsel for the Fund; and further

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         RESOLVED, that the preparation, execution and filing by the President of the Fund in the name and on behalf of the Fund with the Securities and Exchange Commission (the "Commission"), of a Notification of Registration on Form N-8A for the purpose of notifying the Commission of the registration of the Fund under the Investment Company Act of 1940, as amended (the "1940 Act") and the form thereof be, and it hereby is, ratified, approved, confirmed and accepted in all respects; and further

         RESOLVED, that the form of the Fund's registration statement on Form N-lA (the "Registration Statement"), in the form provided to the directors be, and it hereby is approved; and further

         RESOLVED, that the execution of the Registration Statement on behalf of the Fund by its President, and the filing thereof with the Commission be, and they hereby are, ratified, approved, confirmed and accepted; and further

         RESOLVED, that the officers of the Fund, and each of them acting individually, be, and they hereby are, authorized to prepare or cause to be prepared, and to execute and file in the name and on behalf of the Fund with the Commission, such amendments (including post-effective amendments) and supplements to the Registration Statement and Exhibits thereto, including a prospectus meeting the requirements of Rules 497 and/or 430A under the Securities Act of 1933, as amended (the "Securities Act"), together with any amendments or supplements thereto and the prospectus included therein, as they or any of them in his or their discretion deem necessary or desirable and to take or cause to be taken each and every act necessary, convenient or proper in order to effect the registration and offering of the Common Stock, and further to cause to be filed with the Commission such other documents as the officers of the Fund taking and filing the same deem necessary or desirable in order to comply with rules and regulations under the Securities Act, the execution and filing of any such amendment or supplement to the Registration Statement, and such other documents and the performance of such acts by such officers being conclusive evidence of their approval thereof and their authority therefor from the Fund and the approval and ratification by the Fund of the document so filed or action so taken; and further

         RESOLVED, that the designation of Bruce N. Alpert, Vice President and Treasurer of the Fund, as the person authorized to receive notices and communications from the Commission with respect to the Registration Statement and any amendments thereto and his designation as agent for service of process in connection with any and all matters relating to the Registration Statement is hereby ratified, approved, confirmed and accepted and there are hereby conferred upon him the powers enumerated in Rule 478 of the Rules and Regulations promulgated by the Commission pursuant to the Securities Act; and further

         RESOLVED, that it is desirable and in the best interests of the Fund that its securities be qualified or registered for sale in various states and, accordingly, that the officers of the Fund be, and they hereby are, authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the securities of this Fund as any of said officers may deem advisable; that said officers be, and they hereby are authorized to perform on behalf of this Fund any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; that the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from this Fund and the approval and ratification by this Fund of the papers and documents so executed and the action or actions so taken; and that any action previously taken by such officers in connection with the foregoing be, and each of them hereby is, approved, ratified and confirmed in all respects; and further

         RESOLVED, that if any resolutions are required to be adopted in connection with any application or other documents to be submitted under the securities or "blue sky" laws of any states in order to permit the issuance and offering of the shares of Common Stock, such resolutions be, and they hereby are, deemed adopted in haec verba with the same force and effect as if set forth herein at length and that copies thereof be filed with this Action; and further

         RESOLVED, that the President, any Vice President and the Secretary of the Fund be, and each of them individually hereby is, authorized and empowered, in the name and on behalf of the Fund to go and perform all such acts and things as in such officer's absolute discretion may be necessary or appropriate to render permissible the offer and sale of the Common Stock to the public in such states and other jurisdictions as may hereafter be designated, or as may be otherwise appropriate, including, without limitation, the preparation, execution, delivery and filing with the appropriate state or other authorities, under the seal of the Fund if requested or required, or any such applications, notices, certificates, powers of attorney, consents to service of process, issuer's covenants, reports, certified copies of minutes of shareholder's or directors' meetings, escrow, bond or impounding agreements, or any other writings or instruments as may be necessary or appropriate in order to render permissible the offer and sale of the Common Stock to the public in such states or other jurisdictions; and further

         RESOLVED, that in connection with the proposed offering and sale of the Common Stock, the following Uniform Form of Corporation Resolution be, and it hereby is, adopted: "RESOLVED, that it is desirable and in the best interest of this Fund that its securities be qualified or registered for sale in various states; that the Chairman of the board of directors and the President, any Vice President or Assistant Vice President and Secretary or any Assistant Secretary hereby are authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the securities of this Fund as said officers may deem advisable; that said officers are hereby authorized to perform on behalf of this Fund any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor by the Fund and the approval and ratification by the Fund of the papers and documents so executed and the action so taken"; and further

         RESOLVED, that this board of directors hereby adopts the form of any resolution required by any state or other authority to be filed in connection with the offering and sale of the Common Stock if (i) in the opinion of the officers of the Fund upon advice of counsel, the adoption of such resolution is advisable, and (ii) the Secretary of the Fund evidences such adoption by attaching to these Resolutions a copy of such resolution which will thereupon be deemed to have been adopted by this board of directors with the same force and effect as if presented in writing to, and specifically adopted by, this board of directors; and further

         RESOLVED, that the Chairman of the Board, President or any Vice President together with the Secretary or any Assistant Secretary be, and each of them individually hereby is, authorized, empowered and directed, for, in the name and on behalf of the Fund to execute and deliver certificates representing the Common Stock of the Fund; and further

         RESOLVED, that the signatures of such officers of the Fund so authorized to execute such certificates may be the facsimile signatures of the present or any future such authorized officers and may be imprinted or otherwise reproduced thereon, the Fund for such purpose hereby adopting such facsimile signature as binding upon it, notwithstanding the fact that, at the time such certificates shall be authenticated and delivered or disposed of, the officer or officers so signing shall have ceased to be such officer or officers; and further

         RESOLVED, that it is in the best interests of the Fund to qualify to do business in New York State; and the officers of the Fund and each of them acting individually be, and they hereby are, authorized to prepare, execute and deliver and authorized to direct counsel for the Fund to prepare, execute and deliver, where applicable, any documents appropriate to such qualification with such execution and delivery being conclusive evidence of their authority to so act; and further

         RESOLVED, that unless and until otherwise determined by the board of directors, regular meetings of the Board shall be held quarterly on such dates and times as shall be determined from time to time by the board of directors; and further

         RESOLVED, that the Secretary of the Fund be, and hereby is, directed to give notice to each director of such meetings not less than two days before the meeting; and further

         RESOLVED, that the officers of the Fund be, and each of them hereby is, authorized and empowered for, in the name and on behalf of the Fund, to do and perform all such further acts and things including, but not limited to, making all necessary filings with the Commission, preparing newspaper advertisements or press releases, and executing and delivering, and where necessary or appropriate, filing with the appropriate governmental authorities, all such certificates, contracts, bonds, agreements, documents, instruments, receipts, or other papers and making all such payments, including payments of all fees and expenses, as in the judgment of such officer shall be necessary, desirable or appropriate to carry out and effectuate the issuance and sale of the Common Stock, each of the foregoing resolutions adopted by this Board of Directors and each of the transactions contemplated thereby; and further

         RESOLVED, that the proper officers of the Fund be, and each of them acting individually hereby is, authorized and directed to take all such actions, to cause to be prepared and filed all such other documents, to make all expenditures and to execute all instruments deemed by them to be necessary or desirable in carrying out the purposes of the foregoing resolutions, including without limitation the employment or retention of all such counsel, accountants and experts as may be deemed advisable by them, and the taking of such actions, the execution and filing or delivery of such documents, and the performance of such acts by them shall be conclusive evidence of their approval thereof and the approval thereof and authority therefor by and from the Fund; and further

         RESOLVED, that all actions previously taken by any officer or director of the Fund in connection with the transactions and other matters contemplated by the foregoing resolutions are hereby ratified, approved, confirmed and accepted in all respects.

         IN WITNESS WHEREOF, the undersigned, being the directors of Gabelli Investor Funds, Inc., has executed this written consent, which may be executed in multiple counterparts, all of which taken together shall constitute one original, as of the 30th day of October, 1992.


                                                  /s/ MARIO GABELLI
                                                  ----------------------------
                                                  Mario Gabelli


                                                  /s/ BRUCE N. ALPERT
                                                  ----------------------------
                                                  Bruce N. Alpert